Exhibit 10.17
PARTICULAR INSTRUMENT OF RENT AGREEMENT.

 This rental agreement is made by and between CEPRIN EMPREENDIMENTOS  E PARTICIPAÇÕES S/A, located at Rua Haddock Lobo, 403, Casa 1-C, Tax Identity Number 66.957.283/0001-72, on this act represented by his director Mr. Roberto Ostrowicz Burstin of nationality Brazilian, being divorced of marital status, who proves his identity with Identity card Number 7.371.135 – SSP – SP, CPF Number 081.989.518-06, hereinafter referred to as THE LANDLORD, and the other part as granted renter, QUALYTEXTIL S/A, located at Rua do Luxemburgo, Quadra O, Lotes 82/83, District São Caetano, Salvador, Bahia , Zip Code 41230-000, Tax Identity Number 04.011.170/0001-22, on this act represented  by his directors Mr. Miguel Antonio do Guimarães Bastos, of nationality Brazilian, being married of marital status, who proves his identity with Identity Card Number 4607520 SSP/BA, CPF Number 125.891.957-53, domiciled at Condomínio Parque Encontro das Águas, Quadra I, Lote 39, District Portão, ZIP CODE 42.700-000, Laura de Freitas, Bahia, and Elder Marcos Vieira da Conceição, of nationality Brazilian, being married of marital status   who proves his identity with Identity card Number 793.295.605-63, domiciled at 371 Rua Clarival do Prado Valladares, Condomínio Monte Trianon, Salvador, Bahia,      hereinafter referred to as  THE TENANT, the parties involved agree to the following terms and conditions stipulated in this rental contract:

FIRST CLAUSE -                  PROPERTY AND OBJECT

1.1.1
The LANDLORD is a lady and legitimate owner of the hangar located in this capital, at 708 Rua do Curtume – Warehouse  10 , registered at the 10th  Notary’s Office of the Capital Properties with the Number 46.157,  and registered in São Paulo´s city town hall  with the number 099.045.0011-8.

1.1.2
By this instrument, THE LANDLORD rent the cited property to THE TENANT to be used solely for commercial and industrial activities, being prohibited to give any other usage without the previous and express consent of the LANDLORD.

SECOND CLAUSE -            PERIOD

2.1
The total term for this rental will be of 60 (sixty) months, beginning on November 1st 2008 and ending on October 31st 2013, on this date independently of any acknowledgment or notification, the TENANT Has the obligation of returning  the property in the same state it was given to him and with no occupants of any kind.

THIRD CLAUSE -                RENTING, READJUSTEMENTS, PAYMENTS AND DELAYINGS.

3.1
The monthly rent for this contract will be of R$24.760,00 (twenty four thousand seven hundred sixty reais), which will be readjusted each period of 12(twelve) months, having as index the Brazilian IGP_M/FGV, or in the lack of this index, any other  indexation admitted by the current law.

3.1.1
The TENANT will enjoy the lack to the payment of the rent referring the two first months of the location (November and December 2008) because of   the improvements that he will realize in the property, as well as the fact that an area of 500 m2 will still be in use by another company (DUNA REVENDEDORA DE VEÍCULOS LTDA), that also signs this current contract as CONSENTING, being obliged to return the property to the LANDLORD up to next December 31st , with no occupants of any kind,  duly warned to pay a fine established in the rescission celebrated between that company and the LANDLORD.

3.1.2-
The TENANT will also enjoy of 5% discount to the payment of the rents referring to the two first years of renting (from the third to the twenty fourth months), having to pay the integral value with the respective readjusts from the twenty fifth month.

3.2
f in a virtue of legislation, it is admitted the readjustment of the rent     in  an inferior regularity above adjusted, the parties, hereinafter agrees to adopt immediately, the new and lesser regularity of readjustments that comes to be allowed.

3.3
The TENANT compels to pay besides the monthly rent, the totality of taxes or tributes, that happen or come to happen on the leased property, as well as all the bills of consume , in the measure of its liabilities, duly warned that he will be paying the fines or additions related to the delay.

3.4
The rent for each month must be paid by the TENANT to the LANDLORD up to the fifth day of the subsequent month, by means of a deposit  in the LANDLORD banking account at Banco Safra S/A, Ag. 0115, Account Number 010.110-2, or in other place or banking account that will come to be determined by the LANDLORD. It is  understood and agreed that if there is not a prompt fulfillment of this payment clause, THE TENANT will have to pay a deferred payment, independent of any acknowledgment, notification or interpellation.

3.5
In the case of deferred payment of THE TENANT, related to rent payment or stipulated duties, the due value will be increased of 10% fine that will have to be calculated pro-rat. if the delay is superior to 30 days, besides the fine, there will be interests of 1% to the month, as well as an indexation.

FOURTH CLAUSE -	CONSERVATION OF THE PROPERTY AND REQUIREMENTS OF PUBLIC AGENCIES.

4.1	THE TENANT compels to keep the property leased in the same way he received it, in perfect state of conservation, cleanness and hygiene,

having to conserve it and its accessories in perfect state of use and functioning, thus to return it to the landlord at the end of the leasing or when the contract is rescinded.

4.2
THE TENANT compels to be compliant to all requirements from the public agencies, as well as to forward to the LANDLORD any acknowledgment, notification or communication he will receive from public authorities and that require exclusive steps in charge of the LANDLORD. Duly warned not making the LANDLORD to answer for eventual fines, additions or damages.

4.3	No summon from public authorities will constitute reason for abandonment of the leased property or rescission of this contract by the TENANT.

4.4
The suspension or disability from the public authorities of the TENANT activities in the property constitutes a risk of his exclusive responsibility, continuing being obliged to fulfill the present contract, mainly in what it refers to the stated period and payment of the rent and incumbencies stipulated.

4.5
The LANDLORD delivers to the TENANT the leased property totally regularized at São Paulo Fire Department (AVCB). The TENANT compels to keep the cited certification in sequence and bring it up to date, having to renew it whenever its stated period of validity expires.  The unfulfilment of what is established in this clause characterizes contractual infraction, having the infractor to pay the fine agreed in the tenth clause of this contract.

FIFTH CLAUSE -                  MODIFICATIONS

5.1
THE TENANT has prohibited doing any kind of modifications to the property without the previous written authorization from THE LANDLORD. When improvement is made with previous authorization  from the LANDLORD, they will be integrant part of the property, even   being necessary or useful, and THE TENANT will renounce to the eventual right of indemnity, compensation or retention.

5.2
in any hypothesis, for the accomplishment of improvements to be introduced in the leased property, besides the previous written authorization from the LANDLORD, the TENANT has to observe the applicable legislation and respective positions, either Federal, state or municipal, the TENANT is duly warned to be responsible for the imposed fines, even launched on behalf of the LANDLORD, as well as in eventual damages.

SIXTH CLAUSE -                 DISPOSSESSION

6.1
in the force majeure, dispossession or any other act determined by the public authorities, the parties will be  unobligated of all the    clauses and conditions of this contract, excepted to the LANDLORD the right to plead from public authorities the indemnity if any.

SEVENTH CLAUSE -          INSURANCES

7.1
The TENANT compels to reimburse to the LANDLORD the prize of insurance against risks of fire, fire and explosion, as well as loss of rent that the LANDLORD contracts with insuring company of its choice, being that the collection of such reimbursement will be made in the measure of its liability.

EIGHTH CLAUSE -              SUBLET OR CESSION AND PREFERENCE

8.1
THE TENANT has prohibited subletting totally or partially the property, as well as yielding or transferring the current rights of this contract, without previous written authorization of the LANDLORD, duly warned to incur into contractual infraction of serious nature, exception done to the companies of his group, having however to inform the LANDLORD by means of remittance of notarized copy of the instrument, in a maximum  stated period of 15 days of the signature of the same, duly warned  that not making that, it results in a contractual infraction of serious nature , subjects to the criterion of the LANDLORD.

8.2
In attendance to the resolution number 14 of the COAF, the TENANT compels to immediately inform the landlord any cession or transference of the social quotas to third strange part during the validity of the present instrument, duly warned to be responsible of the TENANT independently of any acknowledgment or notification, in the penalties that comes to be imposed to the landlord in virtue of related resolution.

8.3
The alienation at any time of the property that is object of this contract constitutes a faculty of the LANDLORD, hypothesis where, the TENANT not exerting his right of preference within the legal stated period, will be compelled to allow to the visit of candidates interested in purchasing the property, at least 2 days per week and in schedules previously established between the parts, until the effective concretion of the sales.

8.3.1	In case the property comes to be alienated in the course of the contract, the permanence of the TENANT will be respected, for what is stipulated in the present contract.

8.4
It is stipulated that for the objects and effects of the article eighth of the Law number 8,245/91, in the hypothesis of alienation of the property that is object of this contract, the buyer is subject to all the terms and conditions of this contract, mainly in regards to the stated period of validity agreed between the parties, the LANDLORD is compelled to include a clause in this direction in the document of Sales and Purchase of the property. The LANDLORD agrees and authorizes that this present contract will be registered in the notary's office of competent real estate record, running these expenses on the account of the TENANT, inclusively in regard to the release when the rent contract is ended or rescinded.

NINETH CLAUSE                INSPECTION

9.1
It is assured to the LANDLORD, through his chairmen, the right to examine or to inspect the leased property, whenever he understands necessary or convenient. It is stipulated here that such examinations or inspections could be proceeded from Monday to Friday between 9:00 am to 05:00 pm.

9.2
Whenever after inspection it is observed some damage or irregularity in the property or infraction to this contract, the TENANT will be compelled to repair them in a stated period of 30 days, through the notification that will be directed to him by the LANDLORD, duly warned to incur into the fine foreseen in the tenth clause, in addition of causing the rescission of the present instrument.

TENTH CLAUSE                  FINE

10.1
It is stipulated the fine corresponding to 03 rents effective at the time of the infraction, into which the party  that infringes any clause or condition of this contract will incur, excepted the innocent part, the right of being able to consider rescinded the contract. The stipulated fine  will be always proportional to the lasting period of the lease, in the terms of article 413 of the Brazilian Civil Code, law number 10.406/02.

ELEVENTH CLAUSE          GUARANTEE – INSURANCE BAIL.

11.1
As a pledge of all the obligations assumed in the present contract until the effective inoccupation of the property with the delivery of the keys against receipt, the TENANT is compelled to deliver to the LANDLORD, in the stated period of up to 30 days from the signature of this instrument, an insurance bail, that will be contracted from Porto Seguros, Seguros Gerais, having the value of the insurance to be corresponding to the total value of this contract.

11.2
The breach of contract in the obligation assumed by the TENANT, within the consigned stated period in the clause 11.1 above, will configure contractual infraction of serious nature, being exclusive criterion of the LANDLORD to rescind the present contract and/or set up the fine corresponding to 03 months of the value of the monthly rent.

TWELVETH CLAUSE         FINAL DISPOSALS.

12.1	The present contract will be conducted by the Law number 8.245/91 and in accordance to the clauses and conditions portrayed in this instrument.

12.2	The terms of present instrument compels the parties and their eventual successors to any claim..

12.3
In the terms of proposition IV, of the article 58, Law number 8,245/91, the summons, intimidations and notifications of the parties will become facultative through correspondence with acknowledgment of the receiving act (A.R).

12.4	The parties will assume the respective expenses that intend to register the present instrument.

12.5
The TENANT duly warned admit to commit punishable contractual infraction with the fine established in clause 10 above, in the case he does not deliver to the LANDLORD any document that  must be taken to his knowledge, inclusively summons, notifications, having to answer for eventual expenses  resulting from his inertia, such as:

12.6
If the LANDLORD admits, in benefit of the TENANT any delay in the payment of the rent and other expenses to his charge or in the fulfillment of any other contractual obligation, this tolerance could not be considered as modification of conditions of this instrument, nor will give chance to a new action.

12.7	The parties declare that there was not a third intermediate that worked to allow the accomplishment of the lease.

THIRTEENTH CLAUSE      FORUM

13.1
The parties choose the Main Forum of the Judicial district of the Capital of São Paulo, with express waiver of any another one, for more privileged than either, to nullify any deriving action of this instrument, running to the responsibility of the losing party all judicial and extrajudicial expenses, inclusive the court fees, and also attorney honorary fixed here at 20% of the cause value.

In witnesses whereof, the parties have entered into the present agreement in 03 originals.

Sâo Paulo, October 28th ,2008.

LANDLORD:

By: /s/ Roberto Ostrowicz Burstin
CEPRIN EMPREENDIMENTOS E PARTICIPAÇÕES

TENANT:
By: /s/ Miguel Bastos
QUALYTEXTIL S/A